EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-173864) of CNL Lifestyle Properties, Inc. of our report dated March 31, 2014 relating to the financial statements and financial statements schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida

March 31, 2014